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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR,
                               GRANT THORNTON LLP


     We have issued our report dated April 7, 2000, accompanying the financial statements of Vsource, Inc. contained in the Form SB-2 Registration Statement. We consent to the use of the aforementioned report in the Form SB-2 Registration Statement.


/s/ Grant Thornton LLP

GRANT THORNTON LLP


Los Angeles, California
December 29, 2000